UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2007
NVIDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23985	94-3177549

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2701 San Tomas Expressway, Santa Clara, CA	95050

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 486-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - Other Events

Item 8.01 Other Events.

During fiscal 2007, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company worked with members of the Company’s management and outside counsel to document and refine the Company’s stock option grant practices. Once completed, the written stock option grant procedures (the “Procedures”) were presented to the Audit Committee for its review and approval. The Procedures were then reviewed and approved by the full Board on September 12, 2006. The Procedures are designed to enhance the Company’s existing stock option grant process by providing additional approval processes for stock option awards, further delineating/clarifying specific responsibilities for relevant Company personnel, and providing for multiple layers of review. The Committee has reviewed and revised the Procedures as needed since their adoption. The Company has used the Procedures for all option grants since their adoption.

Highlights of Stock Option Grant Procedures

Stock Option Grant Timing

•	Option grants to new executive officers will only be made when the Company’s trading window is open
•	All option grants to new employees will be made on a pre-established day of the month after the date in which employment commences
•	Semi-annual Company-wide stock option awards to existing employees will made on pre-established dates during open window periods in March and September
•
Other than these semi-annual grants, grants to employees will only occur on the pre-established business date of the month after the date in which employment commences or an event, such as a promotion, occurs

•
The exercise price for all grants will be the fair market value on the date of grant which, according to the terms of the Company’s existing stock option plans, is the closing price of the Company’s stock on the NASDAQ Global Select Market on the trading day preceding the date of grant

•	If the Company’s 2007 Equity Incentive Plan is approved by its stockholders, the exercise price for all grants will be the closing price on the NASDAQ Global Select Market on the date of grant

Approval Authority

•	Annual approval by the Committee of a stock option budget and semi-annual review of stock option grant guidelines based on position
•	All grants to executive officers approved by the Committee
•	Limited delegation of stock option grant approval to management, with such delegation only if stock option grants are within pre-approved guidelines
•	Stock option grants made pursuant to the limited delegation are reviewed for compliance by the Company’s Finance Department and a member of the Committee
•
Any proposed stock option grants that are in excess of two times Committee-approved guidelines and that are greater than 5,000 shares may not be approved under the limited delegation, but must be approved by the Committee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NVIDIA Corporation
Date: June 8, 2007	By: /s/ David M. Shannon
David M. Shannon
Senior Vice President, General Counsel and Secretary